EXHIBIT 99.1

Hanmi’s Third Quarter Results Driven by Strong Growth in Loans and Net Income

2017 Third Quarter Highlights:

  Third quarter net income of $14.9 million, or $0.46 per diluted share, up 3.2% from the prior quarter and up 13.7% year-over-year.
  Loans and leases receivable of $4.2 billion, up 12.0% in the third quarter on an annualized basis driven by new loan and lease production of $220.4 million; Loans and leases receivable up 18.1% year-over-year.
  Deposits of $4.3 billion, up 3.6% in the third quarter on an annualized basis; Total deposits are up 14.0% year-over-year.
  Net interest income increased to $44.9 million, up 4.0% from the prior quarter and 13.5% year-over-year.
  Efficiency ratio improved to 53.3% from 54.7% for the prior quarter and 58.7% a year ago period.
  Return on average assets was 1.18% and return on average equity was 10.73% compared with 1.19% and 10.65% for the prior quarter and 1.19% and 9.88% a year ago.

LOS ANGELES, Oct. 17, 2017 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (NASDAQ:HAFC) or (“Hanmi”), the parent company of Hanmi Bank (the “Bank”) today reported net income for the 2017 third quarter of $14.9 million or $0.46 per diluted share, compared with $14.5 million, or $0.45 per diluted share for the 2017 second quarter and $13.1 million, or $0.41 per diluted share for the 2016 third quarter.

For the first nine months of 2017, net income increased 2.6% to $43.2 million, or $1.33 per diluted share, compared with $42.1 million, or $1.31 per diluted share, for the first nine months of 2016.

Mr. C. G. Kum, President and Chief Executive Officer, said, “Hanmi’s third quarter performance was highlighted by continued growth in earning assets and top line revenue. Loans and leases receivable increased by 3% during the third quarter, which resulted in a 9% increase on a year-to-date basis. Higher production in loans and leases drove a 4% increase in net interest income for the quarter. This growth, along with careful expense management, helped generate a quarterly net income of $14.9 million, or $0.46 per share, reflecting an attractive return on average assets of 1.18% and return on average equity of 10.73%. I am also pleased to note that the Company surpassed $5 billion in total assets.”

Mr. Kum concluded, “During the fourth quarter, we will be capitalizing on this momentum by expanding into New York City with the opening of our first retail branch in midtown Manhattan. As we look to strategically expand the Bank, the favorable demographics of New York City, which has the second largest Asian population among U.S. metropolitan areas, provides significant opportunities to grow our franchise.”

Quarterly Highlights
(in thousands, except per share data)

	For the Three Months Ended					Amount Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-17	Q3-17
	2017	2017	2017	2016	2016	vs. Q2-17	vs. Q3-16

Net income	$14,923	$14,457	$13,783	$14,416	$13,121	$466	$1,802
Net income per diluted common share	$0.46	$0.45	$0.43	$0.45	$0.41	$0.01	$0.05

Assets	$5,111,396	$4,973,346	$4,811,821	$4,701,346	$4,402,180	$138,050	$709,216
Loans and leases receivable	$4,195,355	$4,073,062	$3,943,951	$3,844,769	$3,552,659	$122,293	$642,696
Deposits	$4,299,010	$4,259,173	$4,083,165	$3,809,737	$3,771,207	$39,837	$527,803

Return on average assets	1.18%	1.19%	1.18%	1.26%	1.19%	-0.01	-0.01
Return on average stockholders' equity	10.73%	10.65%	10.46%	10.84%	9.88%	0.08	0.85

Net interest margin (1)	3.79%	3.81%	3.89%	3.96%	3.86%	-0.02	-0.07
Net interest margin excluding acquisition accounting (2)	3.76%	3.76%	3.84%	3.86%	3.75%	0.00	0.01
Efficiency ratio (3)	53.33%	54.74%	54.95%	51.77%	58.72%	-1.41	-5.39
Efficiency ratio excluding merger and integration costs	53.33%	54.75%	55.01%	51.15%	58.72%	-1.42	-5.39

Tangible common equity to tangible assets (2)	10.72%	10.83%	10.98%	11.05%	12.04%	-0.11	-1.32
Tangible common equity per common share (2)	$16.86	$16.59	$16.26	$16.03	$16.42	$0.27	$0.44

(1) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.
(2) Refer to "Non-GAAP Financial Measures" for further details.
(3) Noninterest expense divided by net interest income plus noninterest income

Results of Operations
Third quarter 2017 net interest income increased 4.0% to $44.9 million from $43.2 million in the second quarter primarily from the solid expansion of loans and leases receivables, partially offset by an increase in interest expense on deposits.  Interest and fees on loans and leases for the third quarter increased 4.8%, or $2.3 million, from the preceding quarter while interest expense on deposits increased 9.4%, or $0.6 million.

	As of or For the Three Months Ended (in thousands)					Percentage Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-17	Q3-17
Net Interest Income	2017	2017	2017	2016	2016	vs. Q2-17	vs. Q3-16

Interest and fees on loans and leases(1)	$50,265	$47,971	$45,378	$43,780	$41,150	4.8%	22.2%
Interest on securities	3,188	2,949	2,520	2,550	2,701	8.1%	18.0%
Dividends on FRB and FHLB stock	286	283	374	927	419	1.1%	-31.7%
Interest on deposits in other banks	123	123	77	55	55	0.0%	123.6%
Total interest and dividend income	$53,862	$51,326	$48,349	$47,312	$44,325	4.9%	21.5%

Interest on deposits	7,071	6,463	5,154	4,799	4,358	9.4%	62.3%
Interest on borrowings	198	49	468	207	179	304.1%	10.6%
Interest on subordinated debentures	1,667	1,636	373	241	206	1.9%	709.2%
Total interest expense	8,936	8,148	5,995	5,247	4,743	9.7%	88.4%
Net interest income	$44,926	$43,178	$42,354	$42,065	$39,582	4.0%	13.5%

(1) Includes loans held for sale.

Net interest margin (on a taxable equivalent basis) for the third quarter of 2017 was 3.79%, down 2 basis points from 3.81% for the second quarter of 2017.  However, net interest margin, excluding acquisition accounting, for the third quarter of 2017 was 3.76%, same as the second quarter of 2017.  Loan interest income, as a percentage of average interest earning assets, increased the net interest margin by one basis point while deposit interest expense decreased the net interest margin by three basis points.  The average rate paid on interest-bearing deposits for the third quarter increased to 0.93% from 0.88% for the preceding quarter while the average cost of deposits increased similarly to 0.66% from 0.62%.  The average yield on loans and leases receivable was 4.87%, unchanged from the prior quarter.

	For the Three Months Ended (in thousands)					Percentage Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-17	Q3-17
Average Earning Assets and Interest-bearing Liabilities	2017	2017	2017	2016	2016	vs. Q2-17	vs. Q3-16
Loans and lease receivables (1)	$4,092,131	$3,951,934	$3,881,686	$3,690,955	$3,477,428	3.5%	17.7%
Securities	611,538	585,384	526,549	530,241	589,832	4.5%	3.7%
FRB and FHLB stock	16,385	16,385	16,385	16,385	19,207	0.0%	-14.7%
Interest-bearing deposits in other banks	38,981	47,402	38,600	40,548	43,678	-17.8%	-10.8%
Average interest-earning assets	$4,759,035	$4,601,105	$4,463,220	$4,278,129	$4,130,145	3.4%	15.2%

Demand: interest-bearing	$90,720	$93,873	$97,602	$95,399	$93,852	-3.4%	-3.3%
Money market and savings	1,526,951	1,532,733	1,406,903	1,305,565	1,141,747	-0.4%	33.7%
Time deposits	1,384,724	1,320,005	1,173,184	1,165,828	1,244,127	4.9%	11.3%
Average interest-bearing deposits	3,002,395	2,946,611	2,677,689	2,566,792	2,479,726	1.9%	21.1%
Borrowings	67,935	20,000	270,500	174,674	152,935	239.7%	-55.6%
Subordinated debentures	117,065	116,850	30,950	18,919	18,844	0.2%	521.2%
Average interest-bearing liabilities	$3,187,395	$3,083,461	$2,979,139	$2,760,385	$2,651,505	3.4%	20.2%

(1) Includes loans held for sale.

	For the Three Months Ended					Amount Change
	Sep 30,	Jun 31,	Mar 31,	Dec 31,	Sep 30,	Q3-17	Q3-17
Average Yields and Rates	2017	2017	2016	2016	2016	vs. Q2-17	vs. Q3-16
Loans and lease receivables (1)	4.87%	4.87%	4.74%	4.72%	4.71%	0.00	0.16
Securities (2)	2.41%	2.35%	2.30%	2.31%	2.18%	0.06	0.23
FRB and FHLB stock	6.93%	6.93%	9.26%	22.63%	8.73%	0.00	-1.80
Interest-bearing deposits in other banks	1.25%	1.04%	0.81%	0.54%	0.50%	0.21	0.75
Interest-earning assets	4.53%	4.52%	4.44%	4.45%	4.32%	0.01	0.21

Interest-bearing deposits	0.93%	0.88%	0.78%	0.74%	0.70%	0.05	0.23
Borrowings	1.16%	0.98%	0.70%	0.47%	0.47%	0.18	0.69
Subordinated debentures	5.68%	5.59%	4.82%	5.07%	4.35%	0.09	1.33
Interest-bearing liabilities	1.11%	1.06%	0.82%	0.76%	0.71%	0.05	0.40

Net interest margin (taxable equivalent basis)	3.79%	3.81%	3.89%	3.96%	3.86%	-0.02	-0.07

Cost of deposits	0.66%	0.62%	0.54%	0.50%	0.47%	0.04	0.19

(1) Includes loans held for sale.
(2) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

For the third quarter of 2017, Hanmi recorded a provision for loan losses of $0.3 million compared with $0.4 million for the preceding quarter.

Third quarter noninterest income decreased 9.1% to $8.8 million from $9.7 million for the second quarter of 2017 primarily due to a $0.7 million decrease in gain on sales of securities and a $0.6 million decrease in other operating income offset by a $0.4 million increase in disposition gains on PCI loans. Included in other income is income from the early pay-off of leases which was $0.6 million lower in the third quarter. Gains on sales of SBA loans were $2.5 million for the third quarter 2017, down from $2.7 million from the second quarter of 2017 as the volume of SBA loans sold increased to $32.5 million from $32.4 million for the preceding quarter. Gains on the sales of securities were $0.3 million for the third quarter of 2017, down from $0.9 million in the second quarter. Disposition gains on PCI loans were $1.0 million for the third quarter of 2017, compared with $0.5 million for the prior quarter. PCI loans from the 2014 acquisition were $8.7 million at the end of the third quarter of 2017, down 0.9% from the prior quarter.

	For the Three Months Ended (in thousands)					Percentage Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-17	Q3-17
Noninterest Income	2017	2017	2017	2016	2016	vs. Q2-17	vs. Q3-16
Service charges on deposit accounts	$2,678	$2,461	$2,528	$2,599	$2,883	8.8%	-7.1%
Trade finance and other service charges and fees	1,133	1,269	1,047	1,132	992	-10.7%	14.2%
Other operating income	1,213	1,826	1,726	991	2,348	-33.6%	-48.3%
Service charges, fees & other	5,024	5,556	5,301	4,722	6,223	-9.6%	-19.3%

Gain on sale of SBA loans	2,546	2,668	1,464	1,787	1,616	-4.6%	57.5%
Disposition gain on PCI loans	979	540	183	1,559	789	81.3%	24.1%
Net gain on sales of securities	267	938	269	-	46	-71.5%	480.4%
Total noninterest income	$8,816	$9,702	$7,217	$8,068	$8,674	-9.1%	1.6%

Noninterest expense for the third quarter decreased 1.0% to $0.3 million to $28.7 million from $28.9 million for the second quarter primarily due to a $0.5 million decrease in OREO expense. As a result of the increase in revenue from the growth in earning assets and the decrease in noninterest expense, the efficiency ratio improved to 53.3% in the third quarter from 54.7% in the prior quarter.

To further enhance operational efficiencies, Hanmi consolidated two branch offices at the end of the third quarter in Beverly Hills and Torrance, California.

Hanmi will also open a new branch office in New York City in the fourth quarter.

	For the Three Months Ended (in thousands)					Percentage Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-17	Q3-17
	2017	2017	2017	2016	2016	vs. Q2-17	vs. Q3-16
Noninterest Expense
Salaries and benefits	$16,947	$16,623	$17,104	$16,246	$15,950	1.9%	6.3%
Occupancy and equipment	3,883	3,878	3,982	3,641	3,917	0.1%	-0.9%
Data processing	1,779	1,738	1,631	1,455	1,330	2.4%	33.8%
Professional fees	1,210	1,554	1,148	1,311	1,090	-22.1%	11.0%
Supplies and communication	755	745	635	683	821	1.3%	-8.0%
Advertising and promotion	1,147	1,015	802	1,140	1,153	13.0%	-0.5%
Other operating expenses	2,955	2,881	2,070	1,825	4,003	2.6%	-26.2%
subtotal	28,676	28,434	27,372	26,301	28,264	0.9%	1.5%

OREO expense (income)	(16)	519	(101)	(658)	73	-103.1%	-121.9%
Merger and integration costs	-	(9)	(31)	312	-	-100.0%	0.0%
Total noninterest expense	$28,660	$28,944	$27,240	$25,955	$28,337	-1.0%	1.1%

Hanmi recorded a provision for income taxes of $9.9 million for the third quarter of 2017, representing an effective tax rate of 39.9%, compared with $9.1 million, representing an effective tax rate of 38.5%, for the preceding quarter.

Financial Position
Total assets were $5.11 billion at September 30, 2017, a 2.8% increase from $4.97 billion at June 30, 2017. The increase in total assets was primarily due to an increase in loans and leases receivable.

Loans and leases receivable, before the allowance for loan and lease losses, were $4.20 billion at September 30, 2017, up 3.0% from $4.07 billion at June 30, 2017. The increase in loans and leases from the prior quarter reflects Hanmi’s continued strong loan production. Loans held for sale, representing the guaranteed portion of SBA loans, were $6.5 million at September 30, 2017 compared with $10.9 million at the end of the 2017 second quarter.

Loans and leases receivable, before the allowance for loan and lease losses, increased 18.1% from $3.55 billion for the third quarter last year, primarily due to strong loan production over the last twelve months, as well as last year’s fourth quarter acquisition and commencement of the Commercial Equipment Leasing division.

	As of (in thousands)					Percentage Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-17	Q3-17
	2017	2017	2017	2016	2016	vs. Q2-17	vs. Q3-16
Loan and Lease Portfolio
Commercial real estate loans	$3,108,931	$3,068,069	$2,991,123	$2,939,608	$2,880,012	1.3%	7.9%
Residential real estate loans	430,627	384,044	359,152	338,767	330,675	12.1%	30.2%
Commercial and industrial loans	364,456	346,150	316,284	300,220	319,656	5.3%	14.0%
Lease receivable	272,271	257,525	259,591	243,294	-	5.7%	NM
Consumer loans	19,070	17,274	17,801	22,880	22,316	10.4%	-14.5%
Loans and leases receivable	4,195,355	4,073,062	3,943,951	3,844,769	3,552,659	3.0%	18.1%
Loans held for sale	6,469	10,949	8,849	9,316	6,425	-40.9%	0.7%
Total loans	$4,201,824	$4,084,011	$3,952,800	$3,854,085	$3,559,084	2.9%	18.1%

Acquired Loans(1)
PCI loans, net of discounts	$8,704	$8,784	$8,960	$9,863	$15,540	-0.9%	-44.0%
Non-PCI loans, net of discounts	91,013	96,600	101,062	104,733	108,434	-5.8%	-16.1%
Total acquired loans	$99,717	$105,384	$110,022	$114,596	$123,974	-5.4%	-19.6%

(1) Includes UCB acquired only.

New loan production for the 2017 third quarter was $220.4 million while payoffs and amortization was $145.4 million compared with $279.0 million and $131.4 million for the second quarter of 2017. Third quarter 2017 new loan production was comprised of $91.2 million of commercial real estate loans, $43.8 million of commercial and industrial loans, $43.0 million of SBA loans, $39.5 million of commercial leases and $2.8 million of consumer loans. Loan purchases for the 2017 third quarter were $88.2 million, compared with $39.4 million in the second quarter of 2017. For the third quarter of 2017, commercial real estate loans as a percentage of total loans and leases decreased to 74.1% compared with 81.1% for the same period last year.

Deposits increased to $4.30 billion at the end of the 2017 third quarter from $4.26 billion at the end of the preceding quarter. Demand non-interest bearing deposits led this growth increasing 2.6%. The loans to deposits ratio at September 30, 2017 increased to 97.6% from 95.6% at June 30, 2017.

Deposits increased 14.0% from $3.77 billion in the third quarter last year, primarily due to the strength of Hanmi’s retail branch network as money market and savings deposits and time deposits increased 23.5% and 14.8%, respectively from a year ago.

	As of (in thousands)					Percentage Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-17	Q3-17
	2017	2017	2017	2016	2016	vs. Q2-17	vs. Q3-16
Deposit Portfolio
Demand: noninterest-bearing	$1,293,538	$1,260,929	$1,241,272	$1,203,240	$1,231,967	2.6%	5.0%
Demand: interest-bearing	90,734	93,390	99,433	96,856	94,272	-2.8%	-3.8%
Money market and savings	1,534,457	1,528,127	1,534,578	1,329,324	1,242,502	0.4%	23.5%
Time deposits of $250,000 or less	949,826	916,197	731,445	734,383	819,471	3.7%	15.9%
Time deposits of more than $250,000	430,455	460,530	476,437	445,934	382,995	-6.5%	12.4%
Total deposits	$4,299,010	$4,259,173	$4,083,165	$3,809,737	$3,771,207	0.9%	14.0%

At September 30, 2017, stockholders’ equity was $559.2 million, compared with $550.1 million at June 30, 2017. Tangible common stockholders’ equity was $546.6 million, or 10.72% of tangible assets, compared with $537.4 million, or 10.83% of tangible assets at June 30, 2017. Tangible book value per share was $16.86, compared to $16.59 in the second quarter.

Hanmi continues to be well capitalized, with a preliminary Tier 1 risk-based capital ratio of 12.46% and a Total risk-based capital ratio of 15.46% at September 30, 2017, versus 12.58% and 15.69%, respectively, at June 30, 2017.

	As of					Amount Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-17	Q3-17
	2017	2017	2017	2016	2016	vs. Q2-17	vs. Q3-16
Regulatory Capital ratios (1)
Hanmi Financial
Total risk-based capital	15.46%	15.69%	16.16%	13.86%	14.99%	-0.23	0.47
Tier 1 risk-based capital	12.46%	12.58%	12.93%	13.02%	13.89%	-0.12	-1.43
Common equity tier 1 capital	12.11%	12.22%	12.56%	12.73%	13.73%	-0.11	-1.62
Tier 1 leverage capital ratio	10.92%	11.08%	11.21%	11.53%	11.68%	-0.16	-0.76
Hanmi Bank
Total risk-based capital	15.30%	15.44%	15.91%	13.64%	14.61%	-0.14	0.69
Tier 1 risk-based capital	14.54%	14.62%	15.07%	12.80%	13.50%	-0.08	1.04
Common equity tier 1 capital	14.54%	14.62%	15.07%	12.80%	13.50%	-0.08	1.04
Tier 1 leverage capital ratio	12.73%	12.89%	13.08%	11.33%	11.36%	-0.16	1.37

(1) Preliminary ratios for September 30, 2017

Hanmi declared a cash dividend of $0.21 per common share on its common stock in the 2017 third quarter, up 11% from the prior quarter. The dividend was paid on August 16, 2017, to stockholders of record as of the close of business on July 28, 2017.

Asset Quality
Nonperforming loans, excluding PCI loans, were $14.6 million at the end of the third quarter of 2017, or 0.35% of loans, compared with $16.5 million at the end of the second quarter of 2017, or 0.41% of loans. Loans past due 30 to 89 days and still accruing declined significantly to 0.12% of loans at the end of the third quarter of 2017, compared with 0.23% of loans at the end of the second quarter.

OREO was $1.9 million at the end of the third quarter of 2017, down from $4.3 million at the end of the prior quarter reflecting the sale of a $2.4 million property. Nonperforming assets were $16.5 million at the end of the third quarter of 2017, or 0.32% of assets, compared with 0.42% of assets at the end of the prior quarter.

Gross charge-offs for the third quarter of 2017 were $2.4 million compared with $665,000 for the preceding quarter. Gross-charge-offs included a $1.3 million charge-off of a commercial and industrial loan. Recoveries of previously charged-off loans for the third quarter of 2017 were $871,000 compared with $849,000 for the preceding quarter. As a result, there were net charge-offs of $1.5 million for the third quarter of 2017, compared to net recoveries of $184,000 for the preceding quarter.

The allowance for loan and lease losses was $32.5 million as of September 30, 2017, generating an allowance of loan losses to loans receivable ratio of 0.77% compared with 0.83% as of June 30, 2017.

	As of or for the Three Months Ended (in thousands)					Amount Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-17	Q3-17
	2017	2017	2017	2016	2016	vs. Q2-17	vs. Q3-16
Asset Quality
Nonperforming assets (1):
Nonaccrual loans	$14,558	$16,464	$12,774	$11,406	$10,948	$(1,906)	$3,610
Loans 90 days or more past due and still accruing	-	-	-	-	-	-	-
Nonperforming loans	14,558	16,464	12,774	11,406	10,948	(1,906)	3,610
OREO, net	1,946	4,321	4,636	7,484	10,971	(2,375)	(9,025)
Nonperforming assets	$16,504	$20,785	$17,410	$18,890	$21,919	$(4,281)	$(5,415)

Delinquent loans:
Loans, 30 to 89 days past due and still accruing	$4,993	$9,431	$6,273	$5,718	$1,066	$(4,438)	$3,927
Delinquent loans to loans	0.12%	0.23%	0.16%	0.15%	0.03%	(0.11)	0.09

Allowance for loan and lease losses:
Balance at beginning of period	$33,758	$33,152	$32,429	$38,972	$39,707
Loan and lease loss provision (income)	269	422	(80)	151	(1,450)
Net loan charge-offs (recoveries)	1,535	(184)	(803)	6,694	(715)
Balance at end of period	$32,492	$33,758	$33,152	$32,429	$38,972

Asset quality ratios:
Nonperforming loans to loans (1)	0.35%	0.41%	0.32%	0.30%	0.31%
Nonperforming assets to assets (1)	0.32%	0.42%	0.36%	0.40%	0.50%
Net loan charge-offs (recoveries) to average loans (3)	0.15%	-0.02%	-0.08%	0.73%	-0.08%
Allowance for loan losses to loans	0.77%	0.83%	0.84%	0.84%	1.10%
Allowance for loan losses to nonperforming loans (1) (2)	217.74%	200.67%	252.54%	275.80%	305.43%

Allowance for off-balance sheet items:
Balance at beginning of period	$1,135	$1,184	$1,184	$1,491	$1,475
Provision (income) for off-balance sheet items	(220)	(49)	-	(307)	16
Balance at end of period	$915	$1,135	$1,184	$1,184	$1,491

(1) Excludes PCI loans
(2) Excludes allowance for loan losses allocated to PCI loans
(3) Annualized

Conference Call
Management will host a conference call today, October 17, 2017 at 2:00 p.m. PT (5:00 p.m. ET) to discuss these results. This call will also be broadcast live via the internet. Investment professionals and all current and prospective stockholders are invited to access the live call by dialing 1-877-407-9039 before 2:00 p.m. PT, using access code HANMI. To listen to the call online, either live or archived, visit the Investor Relations page of Hanmi’s website at www.hanmi.com.

About Hanmi Financial Corporation
Headquartered in Los Angeles, California, Hanmi Financial Corporation owns Hanmi Bank, which serves multi-ethnic communities through its network of 39 full-service branches and 6 loan production offices in California, Texas, Illinois, Virginia, New Jersey, New York, Colorado, Washington and Georgia. Hanmi Bank specializes in real estate, commercial, SBA and trade finance lending to small and middle market businesses. Additional information is available at www.hanmi.com.

Forward-Looking Statements
This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All statements other than statements of historical fact are “forward–looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital plans, strategic alternatives for a possible business combination, merger or sale transaction, and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: failure to maintain adequate levels of capital and liquidity to support our operations; the effect of potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability of Hanmi Bank to make distributions to Hanmi Financial Corporation, which is restricted by certain factors, including Hanmi Bank’s retained earnings, net income, prior distributions made, and certain other financial tests; ability to identify a suitable strategic partner or to consummate a strategic transaction; adequacy of our allowance for loan and lease losses; credit quality and the effect of credit quality on our provision for loan and lease losses and allowance for loan and lease losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission, including, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that we will file hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

Investor Contacts:
Romolo (Ron) Santarosa
Senior Executive Vice President & Chief Financial Officer
213-427-5636

Richard Pimentel
Senior Vice President & Corporate Finance Officer
213-427-3191

Lasse Glassen
Investor Relations
Addo Investor Relations
310-829-5400

Hanmi Financial Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(In thousands)

	Sep 30,	Jun 30,	Percentage	Sep 30,	Percentage
	2017	2017	Change	2016	Change
Assets
Cash and due from banks	$138,139	$138,507	-0.3%	$130,197	6.1%
Securities available for sale, at fair value	598,440	571,846	4.7%	548,961	9.0%
Loans held for sale, at the lower of cost or fair value	6,469	10,949	-40.9%	6,425	0.7%
Loans and leases receivable, net of allowance for loan and lease losses	4,162,863	4,039,304	3.1%	3,513,687	18.5%
Accrued interest receivable	12,098	11,167	8.3%	10,160	19.1%
Customers' liability on acceptances	647	1,481	-56.3%	1,041	-37.8%
Servicing assets	10,428	10,480	-0.5%	10,833	-3.7%
Premises and equipment, net	26,648	26,869	-0.8%	27,682	-3.7%
Goodwill and other intangible assets, net	12,628	12,712	-0.7%	1,456	767.3%
Federal Home Loan Bank ("FHLB") stock, at cost	16,385	16,385	0.0%	16,385	0.0%
Other real estate owned ("OREO"), net	1,946	4,321	-55.0%	10,971	-82.3%
Income tax asset	46,210	50,286	-8.1%	50,145	-7.8%
Bank-owned life insurance	50,268	49,982	0.6%	49,149	2.3%
Prepaid expenses and other assets	28,227	29,057	-2.9%	25,088	12.5%
Total assets	$5,111,396	$4,973,346	2.8%	$4,402,180	16.1%

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$1,293,538	$1,260,929	2.6%	$1,231,967	5.0%
Interest-bearing	3,005,472	2,998,244	0.2%	2,539,240	18.4%
Total deposits	4,299,010	4,259,173	0.9%	3,771,207	14.0%
Accrued interest payable	4,071	3,432	18.6%	2,444	66.6%
Bank's liability on acceptances	657	1,481	-55.6%	1,041	-36.9%
FHLB advances	110,000	20,000	450.0%	55,000	100.0%
Subordinated debentures	117,140	117,011	0.1%	18,888	520.2%
Accrued expenses and other liabilities	21,271	22,109	-3.8%	22,402	-5.0%
Total liabilities	4,552,149	4,423,206	2.9%	3,870,982	17.6%

Stockholders' equity:
Common stock	33	33	0.0%	33	0.0%
Additional paid-in capital	564,787	563,948	0.1%	560,906	0.7%
Accumulated other comprehensive income	290	137	111.7%	7,555	-96.2%
Retained earnings	65,858	57,717	14.1%	33,413	97.1%
Less treasury stock	(71,721)	(71,695)	0.0%	(70,709)	1.4%
Total stockholders' equity	559,247	550,140	1.7%	531,198	5.3%
Total liabilities and stockholders' equity	$5,111,396	$4,973,346	2.8%	$4,402,180	16.1%

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended
	Sep 30,	Jun 30,	Percentage	Sep 30,	Percentage
	2017	2017	Change	2016	Change
Interest and dividend income:
Interest and fees on loans and leases	$50,265	$47,971	4.8%	$41,150	22.2%
Interest on securities	3,188	2,949	8.1%	2,701	18.0%
Dividends on FRB and FHLB stock	286	283	1.1%	419	-31.7%
Interest on deposits in other banks	123	123	0.0%	55	123.6%
Total interest and dividend income	53,862	51,326	4.9%	44,325	21.5%
Interest expense:
Interest on deposits	7,071	6,463	9.4%	4,358	62.3%
Interest on FHLB advances	198	49	304.1%	179	10.6%
Interest on subordinated debentures	1,667	1,636	1.9%	206	709.2%
Total interest expense	8,936	8,148	9.7%	4,743	88.4%
Net interest income before provision for loan and lease losses	44,926	43,178	4.0%	39,582	13.5%
Loan and lease loss provision (income)	269	422	-36.3%	(1,450)	-118.6%
Net interest income after provision for loan and lease losses	44,657	42,756	4.4%	41,032	8.8%
Noninterest income:
Service charges on deposit accounts	2,678	2,461	8.8%	2,883	-7.1%
Trade finance and other service charges and fees	1,133	1,269	-10.7%	992	14.2%
Gain on sale of Small Business Administration ("SBA") loans	2,546	2,668	-4.6%	1,616	57.5%
Disposition gains on Purchased Credit Impaired ("PCI") loans	979	540	81.3%	789	24.1%
Net gain on sales of securities	267	938	-71.5%	46	480.4%
Other operating income	1,213	1,826	-33.6%	2,348	-48.3%
Total noninterest income	8,816	9,702	-9.1%	8,674	1.6%
Noninterest expense:
Salaries and employee benefits	16,947	16,623	1.9%	15,950	6.3%
Occupancy and equipment	3,883	3,878	0.1%	3,917	-0.9%
Data processing	1,779	1,738	2.4%	1,330	33.8%
Professional fees	1,210	1,554	-22.1%	1,090	11.0%
Supplies and communications	755	745	1.3%	821	-8.0%
Advertising and promotion	1,147	1,015	13.0%	1,153	-0.5%
OREO expense (income)	(16)	519	-103.1%	73	-121.9%
Merger and integration costs	-	(9)	-100.0%	-	-
Other operating expenses	2,955	2,881	2.6%	4,003	-26.2%
Total noninterest expense	28,660	28,944	-1.0%	28,337	1.1%
Income before provision for income taxes	24,813	23,514	5.5%	21,369	16.1%
Income tax expense	9,890	9,057	9.2%	8,248	19.9%	`
Net income	$14,923	$14,457	3.2%	$13,121	13.7%

Basic earnings per share:	$0.46	$0.45		$0.41
Diluted earnings per share:	$0.46	$0.45		$0.41

Weighted-average shares outstanding:
Basic	32,095,286	32,078,038		31,912,470
Diluted	32,260,282	32,243,034		32,088,233
Common shares outstanding	32,413,082	32,393,856		32,252,774

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In thousands, except share and per share data)

	Nine Months Ended
	Sep 30,	Sep 30,	Percentage
	2017	2016	Change
Interest and dividend income:
Interest and fees on loans and leases	$143,614	$120,862	18.8%
Interest on securities	8,657	8,604	0.6%
Dividends on FRB and FHLB stock	943	1,540	-38.8%
Interest on deposits in other banks	323	152	112.5%
Total interest and dividend income	153,537	131,158	17.1%
Interest expense:
Interest on deposits	18,687	11,769	58.8%
Interest on FHLB advances	714	673	6.1%
Interest on subordinated debentures	3,677	584	529.6%
Total interest expense	23,078	13,026	77.2%
Net interest income before provision for loan and leas losses	130,459	118,132	10.4%
Loan and lease loss provision (income)	611	(4,490)	-113.6%
Net interest income after provision for loan and lease losses	129,848	122,622	5.9%
Noninterest income:
Service charges on deposit accounts	7,667	8,782	-12.7%
Trade finance and other service charges and fees	3,449	3,099	11.3%
Gain on sale of Small Business Administration ("SBA") loans	6,678	4,247	57.2%
Net gain on sales of securities	1,473	46	3102.2%
Disposition gains on Purchased Credit Impaired ("PCI") loans	1,702	3,411	-50.1%
Other operating income	4,764	5,423	-12.2%
Total noninterest income	25,733	25,008	2.9%
Noninterest expense:
Salaries and employee benefits	50,674	47,710	6.2%
Occupancy and equipment	11,743	11,351	3.5%
Data processing	5,148	4,219	22.0%
Professional fees	3,912	4,063	-3.7%
Supplies and communications	2,135	2,266	-5.8%
Advertising and promotion	2,964	2,769	7.0%
OREO expense (income)	402	721	-44.2%
Merger and integration costs	(40)	-	-
Other operating expenses	7,905	9,170	-13.8%
Total noninterest expense	84,843	82,269	3.1%
Income before provision for income taxes	70,738	65,361	8.2%
Income tax expense	27,576	23,288	18.4%
Net income	$43,162	$42,073	2.6%

Basic earnings per share:	$1.34	$1.31
Diluted earnings per share	$1.33	$1.31

Weighted-average shares outstanding:
Basic	32,058,705	31,880,466
Diluted	32,235,263	32,031,295
Common shares outstanding	32,413,082	32,252,774

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(In thousands, except ratios)

	Three Months Ended
	September 30, 2017			June 30, 2017			September 30, 2016
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans and leases receivable (1)	$4,092,131	$50,265	4.87%	$3,951,934	$47,971	4.87%	$3,477,428	$41,150	4.71%
Securities (2)	611,538	3,683	2.41%	585,384	3,444	2.35%	589,832	3,210	2.18%
FRB and FHLB stock	16,385	286	6.93%	16,385	283	6.93%	19,207	419	8.73%
Interest-bearing deposits in other banks	38,981	123	1.25%	47,402	123	1.04%	43,678	55	0.50%
Total interest-earning assets	4,759,035	54,357	4.53%	4,601,105	51,821	4.52%	4,130,145	44,834	4.32%

Noninterest-earning assets:
Cash and due from banks	114,108			116,750			116,779
Allowance for loan losses	(34,252)			(33,540)			(40,214)
Other assets	188,813			191,158			190,993
Total assets	$5,027,704			$4,875,473			$4,397,703

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$90,720	$18	0.08%	$93,873	$18	0.08%	$93,852	$19	0.08%
Money market and savings	1,526,951	3,311	0.86%	1,532,733	3,224	0.84%	1,141,747	1,834	0.64%
Time deposits	1,384,724	3,742	1.07%	1,320,005	3,221	0.98%	1,244,127	2,505	0.80%
Total interest-bearing deposits	3,002,395	7,071	0.93%	2,946,611	6,463	0.88%	2,479,726	4,358	0.70%
FHLB advances	67,935	198	1.16%	20,000	49	0.98%	152,935	179	0.47%
Subordinated debentures	117,065	1,667	5.68%	116,850	1,636	5.59%	18,844	206	4.35%
Total interest-bearing liabilities	3,187,395	8,936	1.11%	3,083,461	8,148	1.06%	2,651,505	4,743	0.71%

Noninterest-bearing liabilities:
Demand deposits: noninterest-bearing	1,257,954			1,219,876			1,189,693
Other liabilities	30,592			27,853			27,924
Stockholders' equity	551,763			544,283			528,581
Total liabilities and stockholders' equity	$5,027,704			$4,875,473			$4,397,703

Net interest income (2)		$45,421			$43,673			$40,091

Cost of deposits			0.66%			0.62%			0.47%
Net interest spread (2)			3.42%			3.46%			3.61%
Net interest margin (2)			3.79%			3.81%			3.86%

(1) Includes loans held for sale
(2) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(In thousands, except ratios)

	Nine Months Ended
	September 30, 2017			September 30, 2016
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans and leases receivable (1)	$3,976,021	$143,614	4.83%	$3,333,420	$120,862	4.84%
Securities (2)	574,801	10,153	2.36%	643,125	10,136	2.10%
FRB and FHLB stock	16,385	943	7.69%	26,809	1,540	7.67%
Interest-bearing deposits in other banks	41,663	323	1.04%	42,127	152	0.48%
Total interest-earning assets	4,608,870	155,033	4.50%	4,045,481	132,690	4.38%

Noninterest-earning assets:
Cash and due from banks	116,206			115,235
Allowance for loan losses	(33,550)			(41,401)
Other assets	190,001			195,747
Total assets	$4,881,527			$4,315,062

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$94,040	$56	0.08%	$95,264	$56	0.08%
Money market and savings	1,489,302	9,200	0.83%	996,578	4,130	0.55%
Time deposits	1,293,412	9,431	0.97%	1,286,120	7,583	0.79%
Total interest-bearing deposits	2,876,754	18,687	0.87%	2,377,962	11,769	0.66%
FHLB advances	118,736	714	0.80%	204,106	673	0.44%
Subordinated debentures	88,604	3,677	5.52%	18,783	584	4.09%
Total interest-bearing liabilities	3,084,094	23,078	1.00%	2,600,851	13,026	0.67%

Noninterest-bearing liabilities:
Demand deposits: noninterest-bearing	1,224,886			1,166,427
Other liabilities	29,044			32,381

Stockholders' equity	543,503			515,403
Total liabilities and stockholders' equity	$4,881,527			$4,315,062

Net interest income (2)		$131,955			$119,664

Cost of deposits			0.61%			0.44%
Net interest spread (2)			3.50%			3.71%
Net interest margin (2)			3.83%			3.95%

(1) Includes loans held for sale
(2) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

Non-GAAP Financial Measures

Acquisition Accounting

Core loan yield, core deposit costs, net interest income and net interest margin excluding acquisition accounting are supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). This non-GAAP measure is used by management in the analysis of Hanmi’s results of operations. The calculation of these measures is illustrated below. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the results of Hanmi. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Core loan yield	4.84%	4.82%	4.68%	4.63%	4.63%
Accretion of discount on purchased loans	0.03%	0.05%	0.06%	0.09%	0.08%
As reported	4.87%	4.87%	4.74%	4.72%	4.71%

Core deposit cost	0.67%	0.63%	0.55%	0.54%	0.54%
Accretion of time deposits premium	0.01%	0.01%	0.01%	0.04%	0.07%
As reported	0.66%	0.62%	0.54%	0.50%	0.47%

	For the Three Months Ended
	September 30, 2017		June 30, 2017		March 31, 2017		December 31, 2016		September 30, 2016
	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate
Net interest income and net interest margin excluding acquisition accounting (1)	$45,049	3.76%	$43,129	3.76%	$42,230	3.84%	$41,489	3.86%	$38,874	3.75%
Accretion of discount on Non-PCI loans	303	0.03%	457	0.04%	527	0.05%	781	0.07%	648	0.06%
Accretion of discount on PCI loans	38	0.00%	52	0.00%	54	0.00%	78	0.01%	26	0.00%
Accretion of time deposits premium	116	0.01%	116	0.01%	126	0.01%	314	0.03%	610	0.06%
Amortization of subordinated debentures discount	(85)	-0.01%	(81)	-0.01%	(77)	-0.01%	(90)	-0.01%	(67)	-0.01%
Net impact	372	0.03%	544	0.05%	630	0.05%	1,083	0.10%	1,217	0.11%
As reported, on a fully taxable equivalent basis (1)	$45,421	3.79%	$43,673	3.81%	$42,860	3.89%	$42,572	3.96%	$40,091	3.86%

(1) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate: rates may not sum due to rounding.

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). This non-GAAP measure is used by management in the analysis of Hanmi’s capital strength. Tangible equity is calculated by subtracting goodwill and other intangible assets from stockholders’ equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from stockholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

Tangible Common Equity to Tangible Assets Ratio (Unaudited)
(In thousands, except share, per share data and ratios)

	September 30,	June 30,	March 31,	December 31,	September 30,
Hanmi Financial Corporation	2017	2017	2017	2016	2016
Assets	$5,111,396	$4,973,346	$4,811,821	$4,701,346	$4,402,180
Less goodwill	(11,031)	(11,031)	(11,031)	(11,031)	-
Less other intangible assets,net	(1,597)	(1,681)	(1,766)	(1,858)	(1,456)
Tangible assets	$5,098,768	$4,960,634	$4,799,024	$4,688,457	$4,400,724

Common Stockholders' equity	$559,247	$550,140	$539,542	$531,025	$531,198
Less goodwill	(11,031)	(11,031)	(11,031)	(11,031)	-
Less other intangible assets	(1,597)	(1,681)	(1,766)	(1,858)	(1,456)
Tangible Common stockholders' equity	$546,619	$537,428	$526,745	$518,136	$529,742

Common Stockholders' equity to assets	10.94%	11.06%	11.21%	11.30%	12.07%
Tangible common equity to tangible assets	10.72%	10.83%	10.98%	11.05%	12.04%

Common shares outstanding	32,413,082	32,393,856	32,392,580	32,330,747	32,252,774
Tangible common equity per common share	$16.86	$16.59	$16.26	$16.03	$16.42